EXHIBIT 10 (fff)


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                                   ----------

                              THE TIREX CORPORATION

                          SECURITY AND PLEDGE AGREEMENT

                                   ----------

      This Security and Pledge Agreement (this "Agreement") is made this 8th day of April by and between The Tirex Corporation, 740 St. Maurice, Suite 201 Montreal, Quebec H3C 1L5, ("Pledgee") and Louis Sanzaro, 1497 Lakewood Road, Toms River, NJ 08755 (the "Pledgor") in connection with the Pledgee's loan of $70,405.31 (the "Loan") granted by the Pledgee to the Pledgor contemporaneously herewith pursuant to the Pledgee's secured promissory note, of even date herewith, wherefore it is agreed:

1.    Pledge

      The Pledgor hereby assigns, by way of the duly endorsed, medallion guaranteed stock power attached hereto, and hereby authorizes delivery by the Pledgor's transfer agent to the Pledgee of a certificate (the "Certificate") to be issued forthwith to the Pledgee pursuant to the terms of a certain consulting agreement, dated January 28, 1998, by and between the Pledgee and the Pledgor, which Certificate shall represent 400,000 shares of the common stock of the Pledgee (the "Shares").

2.    Term

      The Pledgee shall hold the Shares as security to assure the repayment of the Loan and such Shares shall remain so pledged until the said Loan is repaid in full with interest.

3.    Voting

      At all meetings of shareholders for the election of directors, held at any time while the Loan or any part thereof remains unpaid, such shares shall be voted by the Pledgor.

4.    Dividends

      All dividends and other amounts hereafter declared on the Shares during the term of this pledge shall be paid over to the Pledgor immediately upon receipt.


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5.    Adjustments

      In the event that, during the term of this pledge, any share dividend, reclassification, readjustment, or other change is declared or made in the capital structure of the Pledgor, all new, substituted, or additional shares or other securities , issued by reason of any such change shall be held by the Pledgee under the terms of this agreement in the same manner as the Shares originally pledged hereunder.

6.    Redelivery of Pledge

      Upon payment at or before maturity of the principal and interest of the Loan, the Pledgee shall immediately redeliver the Shares and the stock power to the Pledgor, and this agreement shall terminate.

7.    Assignment

      This Agreement may be assigned by the Pledgee as part of the sale of substantially all of its business;

8.    Notices

      8.1 All notices required or permitted to be given hereunder shall be delivered by hand, certified mail, or recognized overnight courier, in all cases with written proof of receipt required, addressed to the parties as set forth below and shall be deemed given upon receipt as evidenced by written and dated receipt of the receiving party.

      8.2 Any notice to the Pledgee or to any assignee of the Pledgee shall be addressed as follows:

                           The Tirex Corporation
                           740 St. Maurice, Suite 201
                           Montreal, Quebec
                           Canada H3C 1L5

      8.3 Any notice to Pledgor shall be addressed as follows:

                           Louis Sanzaro
                           1497 Lakewood Road
                           Toms River, NJ 08755

      8.4 Either party may change the address to which notice to it is to be addressed, by notice as provided herein.


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9.    Applicable Law

      This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

10.   Interpretation

      Whenever possible, each Article of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any
Article is unenforceable or invalid under such law, such Article shall be ineffective only to the extent of such unenforceability or invalidity, and the remainder of such Article and the balance of this Agreement shall in such event continue to be binding and in full force and effect.

      In Witness Whereof, the parties hereto have executed the above Agreement as of the day and year first above written.


                                          THE TIREX CORPORATION

                                          By /s/ Terence C. Byrne
                                             -----------------------------------
                                                 Terence C. Byrne, President

                                          By /s/ Louis Sanzaro
                                             -----------------------------------
                                                 Louis Sanzaro, Pledgor


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